Exhibit 16.1

Deloitte & Touche LLP

100 Kimball Drive

Parsippany, NJ 07054

Tel: +1 973 602 6000

www.deloitte.com

May 7, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Teligent, Inc.’s Form 8-K/A dated May 7, 2021 and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP